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                                                                    EXHIBIT 24.1



                      CONSENT OF INDEPENDENT LEGAL COUNSEL



         By execution hereof, T. Alan Owen & Associates, P.C. hereby consents to the use by Great Xpectations Marketing, Inc. ("Great Xpectations"), a Nevada corporation, of (i) its opinion with respect to the securities covered in Great Xpectations' filing of a Registration Statement on Form SB-2, and (ii) its tax opinion regarding the issuance of the securities covered in the aforementioned Registration Statement.

         Additionally, T. Alan Owen & Associates, P.C. consents to the references by Great Xpectations to T. Alan Owen & Associates, P.C. under the heading "Experts" in the prospectus that was prepared as part of the Registration Statement.



                                           T. ALAN OWEN & ASSOCIATES, P.C.



                                           By:
                                              ---------------------------------
                                              T. Alan Owen




Arlington, Texas
April 9, 1999